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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               February 25, 1998

                                OHM CORPORATION
             (Exact name of registrant as specified in its charter)



      Ohio                         I-9654          34-1503050
   (State or other               (Commission      (IRS Employer
   jurisdiction of               File Number)     Identification No.)
   incorporation)


16406 U.S. Route 224 East
Findlay, Ohio                                            45840
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (419)423-3529



                                      N/A
         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant

          On February 25, 1998, IT-Ohio ("IT-Ohio"), an Ohio corporation and the wholly owned subsidiary of International Technology Corporation ("ITC"), a Delaware Corporation, accepted for payment and paid for 13,933,000 shares (the "Shares") of common stock, par value $0.10 per share ("Common Stock"), of OHM Corporation ("OHM") in the cash tender offer for the Shares at $11.50 per share (the "Offer").

          Concurrent with the payment by IT-Ohio for the Shares in the Offer, OHM repurchased approximately 2,535,000 shares of Common Stock for $11.50 per share from a principal shareholder, pursuant to the Second Amended and Restated Share Repurchase Agreement, dated as of February 17, 1998, among OHM, Waste Management, Inc., a Delaware corporation, Rust International Inc., a Delaware corporation, Rust Remedial Services Holding Company Inc., a Delaware corporation, and ITC (the "Share Repurchase Agreement"). As a result of the consummation of the Offer and the share repurchase, IT-Ohio owns approximately 54% of the outstanding Common Stock.

          Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 1998, among OHM, IT-Ohio and ITC under which the Offer was made, ITC intends to complete the merger of IT-Ohio with and into OHM, with OHM continuing as the surviving corporation (the "Merger"). At the effective time of the Merger, each remaining share of Common Stock outstanding will be converted into the right to receive ITC common stock and

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cash pursuant to the terms of the Merger Agreement. The directors of IT-Ohio at the effective time of the Merger will be the initial directors of the surviving corporation and the officers of OHM at the effective time of the Merger will be the initial officers of the surviving corporation, in each case from and after the effective time of the Merger until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation's articles of incorporation and regulations.

          OHM has been informed that financing for the Offer was provided by a group of lenders arranged by Citicorp Securities, Inc. and BancBoston
Securiites Inc., as Arrangers under a Credit Agreement, dated as of February 25, 1998, among ITC, IT Corporation, a wholly owned subsidiary of ITC, IT-Ohio, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston, N.A., in its capacity as documentation agent (the "Credit Agreement"), which provides for the tender offer credit facilities (the "Tender Offer Credit Facilities") in the aggregate amount of $240 million and the merger credit facilities (the "Merger Credit Facilities") in the aggregate amount of $425 million. The Tender Offer Facility consists of an eighteen-month term loan of up to $80 million that will be made to IT-Ohio and an eighteen-month revolving credit facility of up to $160 million that will be made available to ITC and IT Corporation. Loans made under the Tender Offer Credit Facilities will bear interest at a rate equal to LIBOR plus 2.50% per annum (or Citibank's base rate plus 1.50% per annum) through the date that is four months after completion of the Offer. If the loans continue to be outstanding on that date, the rate will increase by 1.00% per annum, and will increase by an additional .50% per annum on the corresponding date in each of the six succeeding months, if the loans are still outstanding on those dates. The loans will not amortize, and will be payable in full at their maturity if not refinanced with proceeds of loans under the Merger Credit Facility.

        OHM has been informed that the Merger Credit Facilities consist of an eight-year amortizing term loan of up to $225 million and a six-year revolving credit facility of up to $200 million. After the Merger, the revolving credit facility will be reduced from $200 million to $150 million and the term loan will be increased from $225 million to $228 million to account for the OHM 8% convertible subordinated debentures due 2006 that will remain outstanding. The term loan component and the revolving credit component will bear interest at a rate equal to LIBOR plus 2.50% per annum (or Citibank's base rate plus 1.50% per annum) and LIBOR plus 2.00% per annum (or Citibank's base rate plus 1.00% per annum), respectively, through the date that is six months after completion of the Merger, with adjustments thereafter based on the ratio of ITC's consolidated total debt to consolidated EBITDA. The term loan will amortize on a quarterly basis in aggregate annual installments of $4.5 million for the first six years after the Merger, with the remainder payable in eight equal quarterly installments in the seventh and eighth years after the Merger . Concurrent with the Merger, ITC intends to borrow under the Merger Credit Facility for the purpose of refinancing debt outstanding under the Tender Offer Credit Facility and OHM debt, as well as for working capital purposes.

          The Credit Agreement has been filed by ITC and IT-Ohio as an exhibit to Amendment 6 of Schedule 14D-1 on February 27, 1998.

          The preceding is qualified in its entirety by reference to the Merger Agreement and the Share Repurchase Agreement, which have been filed as exhibits hereto and incorporated by reference herein. The preceding is also qualified in its entirety by the press releases dated February 25, 1998, announcing the expiration of the Offer and the acceptance for payment of shares of Common Stock in the Offer, filed as exhibits hereto.

Item 2.  Acquisition or Disposition of Assets

Not applicable.

Item 3.  Bankruptcy or Receivership

Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant

Not applicable.

Item 5.  Other Events

Not applicable.

Item 6.  Resignations of Registrant's Directors

Not Applicable.

Item 7.   Exhibits.

2(a) Agreement and Plan of Merger, dated as of January 15, 1998 among OHM, ITC and IT-Ohio (incorporated by reference from the Form 8-K filed by OHM on January 21, 1998).

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2(b)      Second Amended and Restated Share Repurchase Agreement, dated February
          17, 1998, among OHM, Waste Management, Inc., Rust International Inc., Rust Remedial Services Holding Company Inc. and ITC (incorporated by reference from the Form 10-K filed by OHM on February 27, 1998).

(99)      Press Releases, dated February 25, 1998, issued by the ITC.

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                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OHM CORPORATION



                             By: /s/ Steven E. Harbour
                             Steven E. Harbour
                             Vice President, Legal and
                             Secretary
Date: March 10, 1998

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